UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2006
NORTH POINTE HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-51530	38-3615047

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28819 Franklin Road, Southfield, Michigan	48034

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(248) 358-1171

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01 Entry Into A Material Agreement
On February 22, 2006, NP Capital Trust I, a Delaware statutory trust (the “Trust”), the newly formed, wholly-owned subsidiary of North Pointe Holdings Corporation (the “Company”), issued $20,000,000 of trust preferred securities (the “Capital Securities”) in a private placement pursuant to an applicable exemption from registration.
The terms of the Capital Securities are governed by an Amended and Restated Trust Agreement, dated February 22, 2006, by and among the Company, LaSalle Bank National Association (“LaSalle”), Christina Bank & Trust Company, the Administrative Trustees named therein and the several holders (the “Amended and Restated Trust Agreement”). The Capital Securities mature on March 15, 2036, but may be redeemed at the Company’s option beginning on March 15, 2011, at par plus accrued interest. The Capital Securities require quarterly distributions by the Trust to the holder of the Capital Securities, initially at a fixed rate of 8.70% per annum for five years, and will float thereafter at a variable rate which will reset quarterly at the three-month LIBOR rate plus 3.64%. Distributions are cumulative and will accrue from the date of original issuance but may be deferred by the Trust for up to 20 consecutive quarterly periods. The Company has irrevocably and unconditionally guaranteed the payment of the Capital Securities to the extent the Trust has funds on hand for applicable payments pursuant to a guarantee agreement, dated February 22, 2006, the Company and LaSalle, as guarantee trustee.
The proceeds of the Capital Securities received by the Trust, along with proceeds of $620,000 received by the Trust from the issuance of common securities (the “Common Securities”) by the Trust to the Company, were used to purchase $20,620,000 of the Company’s junior subordinated debt securities (the “Debt Securities”), issued pursuant to a junior subordinated indenture (the “Indenture”) entered into between the Company and LaSalle, as trustee (the “Trustee”). The net proceeds of the Debt Securities, in the amount of $19,373,500 (after deducting placement fees and expenses), will be primarily invested by the Company to fund future contributions to the Company’s insurance company subsidiaries, for acquisition activities and for other capital uses.
The Debt Securities mature on March 15, 2036, but the Company may redeem the Debt Securities, in whole or in part, beginning on March 15, 2011, in accordance with the provisions of the Indenture. The Debt Securities bear interest at a fixed rate of 8.70% per annum for five years, and will float thereafter at a variable rate which will reset quarterly at the three-month LIBOR rate plus 3.64%. Interest is cumulative and will accrue from the date of original issuance but may be deferred by the Company for up to 20 consecutive quarterly periods.
Early Redemption. The Capital Securities and Debt Securities may be redeemed at the option of the Company beginning on March 15, 2011, at par plus accrued interest, and may be redeemed earlier, in full, following the occurrence of a Special Event, at a price of 107.5%, plus any accrued interest. “Special Event” is defined in the transaction documents as either:
(i)	the receipt by the Company and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to or change (including any announced prospective change) in the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any judicial decision or any official administrative pronouncement (including any private letter ruling, technical advice memorandum or field service advice) or regulatory procedure, including any notice or announcement of intent to adopt any such pronouncement or procedure (an “Administrative Action”), regardless of whether such judicial decision or Administrative Action is issued to or in connection with a proceeding involving the Company or the Trust and whether or not subject to review or appeal, which amendment, change, judicial decision or Administrative Action is enacted, promulgated or announced, in each case, on or after the date of original issuance of the Debt Securities, there is more than an insubstantial risk that: (a) the Trust is, or will be within 90 days of the date of such opinion, subject to United states federal income tax with respect to income received or accrued on the Debt Securities; (b) interest payable by the Company on the Debt Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes; or (c) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges; or

(ii)	the receipt by the Company and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of a change in law or regulation (including any announced prospective change) or written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or, within 90 days of the date of such opinion will be, considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the original issuance of the Debt Securities.
Indenture Events of Default. Either the Trustee or the holders of at least 25% of the aggregate principal amount of the Debt Securities outstanding have a right to accelerate payment of principal outstanding under the Debt Securities if an event of default occurs under the Indenture, which includes any one of the following events:
(a)	the Company defaults in the payment of any interest upon any Debt Securities when it becomes due and payable (unless the Company has elected to defer interest payments under the Indenture), and continuance of such default for a period of 30 days;

(b)	the Company defaults in the payment of all or any part of the principal of (or premium, if any, on) any Debt Securities as and when the same shall become due and payable;

(c)	failure of the Company to observe certain covenants under the Indenture for a period of 90 days after receipt of notice of such failure;

(d)	a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or orders the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(e)	the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(f)	the Trust shall have voluntarily or involuntarily liquidated, dissolved, wound-up its business or otherwise terminated its existence except in connection with (i) the distribution of the Debt Securities to holders in liquidation of their interests in the Trust, (ii) the redemption of all of the outstanding Capital Securities or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Amended and Restated Trust Agreement.
Under the Amended and Restated Trust Agreement, any proceeds received by the Company upon payment or redemption of the Debt Securities will be used to redeem a pro rata amount of Capital Securities and Common Securities by the Trust.
In connection with the transactions described above, the Company obtained a consent and waiver with respect to the Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of January 26, 2004, by and among the Company, Comerica Bank, as agent and the lenders party to the Credit Agreement, as amended. The transactions described above would have violated certain provisions of the Credit Agreement, specifically the purchase by the Company of equity interests in the Trust and the guaranty by the Company of the payment of amounts owed by the Trust to holders of the Trust’s preferred interests. Accordingly, the Company obtained the consent and waiver from the agent and the lenders that are parties to the Credit Agreement to acknowledge that the transactions described above would not constitute an event of default under the Credit Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
The information provided in Item 1.01 is hereby incorporated by reference herein.
Item 7.01. Regulation FD Disclosure.
On February 28, 2006, North Pointe Holdings Corporation issued a press release regarding the completion of a private placement by a newly formed Delaware trust subsidiary. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished pursuant to this Item 7.01, including the exhibit, shall not be deemed to be incorporated by reference into any of North Pointe Holdings Corporation’s filings with the SEC under the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing, and shall not be deemed to be “filed” with the SEC under the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
Exhibit 99.1 – Press release dated February 28, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2006	NORTH POINTE HOLDINGS CORPORATION (Registrant)
	By:	/s/ James G. Petcoff
James G. Petcoff

Its:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release dated February 28, 2006